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                                                                    Exhibit 3.11
                           ARTICLES OF INCORPORATION

                                       OF

                                   FORTE, INC.

         The undersigned, who desires to form a corporation for profit under the Ohio Revised Code, does hereby certify:

     FIRST: The name of said corporation shall be FORTE, INC.

     SECOND: The place in the State of Ohio where its principal office is to be located is the City of Youngstown, in Mahoning County, Ohio.

     THIRD: The purpose for which it is formed is to engage in any lawful act or activity for which corporations may be formed under Section 1701.01 and 1701.98, inclusive, of the Ohio Revised Code.

     FOURTH: The maximum number of shares which the corporation is authorized to have outstanding is Seven Hundred Fifty (750), all of which shall be common shares without par value.

     FIFTH: The amount of capital which the corporation will begin business with is Five Hundred Dollars ($500.00).

     SIXTH: A director of this corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee,a gent or otherwise.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this 16th day of February, 1990.

                                                     /s/Frank J. Amedia
                                                     --------------------------
                                                     FRANK AMEDIA, INCORPORATOR
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                          ORIGINAL APPOINTMENT OF AGENT


     KNOW ALL MEN BY THESE PRESENTS, that FRANK AMEDIA, in care of Harold D. Davis, CPAs, Inc. of 930 Trailwood Drive, Youngstown, Mahoning County, Ohio 44512, a natural person and resident of said county, being the county in which the principal office of FORTE, INC. is located, is hereby appointed as the person on whom process, tax notices and demands against FORTE, INC. may be served.


                                                     /s/ Frank Amedia
                                                     --------------------------
                                                     FRANK AMEDIA, INCORPORATOR

                                                     Youngstown, Ohio

FORTE, INC.
Youngstown, Ohio

Gentlemen:

         I hereby accept the appointment as the representative of your corporation upon whom process, tax notices or demands may be served.


                                                     /s/ Frank Amedia
                                                     --------------------------
                                                     FRANK AMEDIA


STATE OF OHIO                       )
                                    ) SS:
COUNTY OF MAHONING                  )

         Personally appeared before me, the undersigned, a Notary Public, in and for said County, this 16th day of February, 1990, the above named FRANK AMEDIA, who acknowledged the signing of the foregoing to be his free act and deed for the uses and purposes therein mentioned.

         WITNESS my hand and official seal on the day and year last aforesaid.


                                                     /s/ Mark Belinky
                                                     --------------------------
                                                     NOTARY PUBLIC